Exhibit 10.21

PRIVATE DEED FOR THE THIRD ISSUANCE OF SIMPLE DEBENTURES NOT

CONVERTIBLE INTO SHARES, IN A SINGLE SERIES, AS A SUBORDINATED ASSET OF

TELEMAR NORTE LEST S.A.

A Private Deed for the Third Issuance of Simple Debentures Not Convertible into Shares, in a Single Series, as a Subordinated Asset (hereinafter referred to as “DEED”), undertaken by TELEMAR NORTE LESTE S.A., a corporation with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, at Rua General Polidoro, 99, Botofogo, enrolled with the Brazilian Corporate Taxpayers’ Roll with the Ministry of Finance (CNPJ/MF) under No. 33.000.118/0001-79, represented herein according to its Company Bylaws (hereinafter referred to as “ISSUER”), pursuant to the following clauses and conditions:

CLAUSE I – AUTHORIZATION

The present Deed is signed based on the decisions made at the Board of Directors Meeting (“RCA”) and the Oversight Board Meeting (“RCF”) on October 30, 2008, as well as at the Extraordinary Shareholders’ Meeting (hereinafter referred to as “AGE”) of the ISSUER’S shareholders held on December 9, 2008.

CLAUSE II – REQUIREMENTS

2.	The issuance of debentures (hereinafter referred to as “DEBENTURES”) dealt with in the present DEED shall be undertaken in compliance with the following requirements:

2.1	Enrollment of the DEED with the Commerce Registry: The present DEED shall be enrolled with the Commerce Registry, as per Law No. 6.404 of 12/15/1976, amended by Law No. 10.303 of 10/31/2001.

2.2	Filing and Publication of the Minutes of the Issuer’s Extraordinary Shareholders’ Meeting: The Issuer’s shareholders approved the present Issuance in an AGE held on December 9, 2008, whose minutes shall be filed with the Rio de Janeiro Chamber of Commerce and published in the Rio de Janeiro State Gazette and in the newspaper Valor Econômico within the legal deadline.

CLAUSE III – CHARACTERISTICS OF THE ISSUANCE

3.1	Issuer’s Corporate Objective: The objective of the Issuer’s company is to develop telecommunications services and activities necessary or useful to execute these services, in compliance with concessions, authorizations and permissions granted to it.

3.2	Issuance Number: The issuance set forth in the present Deed (hereinafter referred to as “Issuance”) constitutes the fourth issuance of Debentures by the Issuer, and the third private issuance.

3.3	Total Issuance Amount: The total amount of the present Issuance is R$3,500,000,000.00 (three billion and five hundred million reais) in a single series, on the Issue Date, as determined below, and may be increased by 20% additional debentures depending on the demand.

3.4	Destination of Funds: The funds obtained by the present Issuance shall be employed for the Issuer’s corporate purposes.

3.5	Placement: The Debentures shall be placed privately.

CLAUSE IV – CHARACTERISTICS OF THE DEBENTURES

4.1	Basic Characteristics

4.1.1	Total Issuance Amount: The total amount of the Issuance is up to R$3,500,000,000.00 (three billion and five hundred million reais) on the Issue Date, as determined in Item 4.1.5, and may be increased by 20% additional debentures depending on the demand.

4.1.2	Nominal Unit Price: The nominal unit price of the Debentures is R$100,000.00 (one hundred thousand reais) on the Issue Date, as determined below.

4.1.3	Series Number: The Issuance shall be in a single series.

4.1.4	Quantity of Debentures: A total of 35,000 (thirty-five thousand) Debentures shall be issued, which may be increased by 20%.

4.1.5	Issue Date: For all legal effects the Issue Date of the Debentures shall be December 11, 2008.

4.1.6	Due Date and Deadline: The principal of the Debentures shall be owed in a single installment 60 (sixty) months after the Issue Date, that is, on December 11, 2013 (hereinafter referred to as “DUE DATE”), on which date the Issuer shall undertake to pay for the Debentures that are still in circulation.

4.1.7	Form and Type: The Debentures shall be nominative and registered, without issuing certificates.

4.1.8	Class (Convertibility): The Debentures shall be a simple class and not convertible into the Issuer’s shares.

4.1.9	Type: The Debentures shall not be preferential, shall not have guarantees and shall be subordinated to the Issuer’s other creditors.

4.2	Remuneration: Observing Item 4.2.2 below, the Debentures shall be entitled to remuneration (hereinafter referred to as “REMUNERATION”) equal to 100% (one hundred percent) of the average daily interest rate for “over extra group” Interfinancial Deposit Certificates – CDI, expressed as an annual percentage based on 252 days, calculated and disclosed by the CETIP – Securities Custody and Liquidation Center, hereinafter referred to as “DI Rate”, plus a spread of 4.0% (four percent) annually, based on 252 days.

Such remuneration shall be calculated exponentially and cumulatively on a prorated basis by the number of business days that have elapsed, incurring on the nominal value of the Debentures as of the Issue Date up to the date on which they are actually paid.

4.2.1	Valid Period for Remuneration: The remuneration conditions determined above shall have a effective period as of the Issue Date up to the Due Date, during which period of time no changes shall be made to the remuneration conditions determined in this Issue Deed.

4.2.2	Formula to Calculate Remuneration:

In which:
J	= Remuneration amount owed on the Due Date
Vne	= Nominal value of Debenture on the Issue Date
DI Factor	= product of the DI Rates, of the Issue Date, inclusive, up to the calculation date, exclusive;

In which:

nDI	= total number of DI rates between the Issue Date (inclusive) and the calculation date, exclusive;

TDIk	= DI rate, expressed daily;

DIk = DI rate disclosed by CETIP;

Spread	= 4.0% (four percent) annually, based on 252 days;
N	= 252 days;
n	= number of business days between the Due Date or the Debenture acquisition date, as per the terms of Item 5.1 below, and the Issue Date.

4.2.3	Determination of DI Rate: If on the assessment date of the amount of any pecuniary obligation set forth in this Issue Deed the DI rate is unknown that is applicable to determine the Remuneration due to non-disclosure of the same, as a substitute the same daily rate shall be used that is produced by the last DI rate known plus the spread up to the calculation date, and no financial compensations shall be owed by neither the Issuer nor the Debenture holders at the time of later disclosure of the DI Rate.

4.2.3.1	If the lack of disclosing the DI Rate persists for a period of more than 5 (five) days or if the DI Rate may no longer be utilized as a reference to remunerate the Debentures, whether by substitution of a legal or regulatory standard or whether by no longer being considered as “representative”, the Issuer may determine new remuneration criteria to be utilized as a “Rate to Substitute the DI Rate”, provided such criteria is approved by at least 50% (fifty percent) of the Debentures in circulation.

4.2.4	The DI Rate should be utilized considering an identical number of decimal places as disclosed by the agency responsible for its calculation.

4.3	Early Liquidation Option: The Issuer, at any time and at its own discretion, by forwarding prior communication at least 2 (two) days in advance to each Debenture holder, may carry out an early liquidation, in whole or in part, of the nominal unit value of the Debentures in circulation.

In the event of a partial early liquidation of the Debentures, the amounts paid as an optional early liquidation by the Issuer as per the terms in this Clause 4.3, shall be prorated for each of the Debentures in circulation.

4.4	Rollover: The Debentures shall have no rollover.

4.5	Issuance Limits: As per §4 in Article 60 in Law No. 6.404/76 and since the issuance is a subordinated type of Debentures, the Issuance shall not be bound to the limits stipulated in the aforementioned Article.

4.6	Subscription

4.6.1	Subscription Deadline: The Debentures shall be subscribed to within a deadline of up to 3 (three) years, as of the Issue Date, in compliance with the requirements established in Items 2.1 and 2.2 of this Deed.

4.6.2	Subscription Price: The Debentures shall be subscribed to at their nominal value plus the Remuneration calculated on a prorated basis, determined as of the Issue Date until the actual pay-in date.

4.6.3	Paying-In: Paying-in shall be carried out in cash at the time of subscription in Brazilian national currency.

4.7	Payment Conditions

4.7.1	Payment Method: The payments to which the Debentures are entitled shall be made directly by the Issuer at its headquarters or through a financial institution indicated to the debenture holders.

4.7.2	Extending Deadlines: Any deadlines for the payments or events mentioned in this Deed, including by the debenture holders in regard to payment of the subscription price, are extended up to the first subsequent business day, in the event the deadline for compliance with the obligation or event coincides with a day on which there is no commerce open or a there is a bank holiday in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, or in the City of São Paulo, State of São Paulo, Brazil, with no increase to the amounts to be paid.

4.7.3	Default Charges: In the event of a delay in paying any amount owed to the debenture holders, the debts due and unpaid by the Issuer shall be subject to a non-compensatory fine of 2% (two percent) and default interest of 1% (one percent) per month, and both shall be calculated on the amounts in default plus the Remuneration owed as per the terms of this Deed, as of the default date until the actual payment date, regardless of any notice, notification or judicial or extrajudicial interpellation.

4.7.4	Loss of Rights to Increases: Without prejudice to the provisions in the previous item, if the debenture holder does not present himself to receive the amount corresponding to any of the Issuer’s obligations on the dates set forth in this Deed or in a notification published by the Issuer, the same shall not be entitled to receive any remunerations and/or default charges for the default period; however, the same shall be ensured the rights acquired up to the date of the respective due date.

CLAUSE V – PURCHASE OF THE SECURITIES BY THE ISSUER

5.1	Optional Acquisition: The Issuer may, at any time, acquire Debentures from this Issuance in circulation for a price not greater than their nominal unit value, plus the prorated Remuneration, observing the provisions in §2 in Article 55 in Law No. 6.404/76. The Debentures in such acquisition may be cancelled, remain in the Issuer’s treasury or be alienated by the Issuer, observing the precepts set forth in law.

CLAUSE VI – COMMUNICATIONS

6.1	Publicity: All acts and decision of any type that involve the interests of the debenture holders must be communicated in notices in the national edition of the newspaper Valor Econômico.

CLAUSE VII – ISSUER’S DECLARATIONS

7.1	The Issuer hereby declares that:

a)	It is a commercial company duly organized, established and exists according to Brazilian laws;
b)	The people as representatives that sign this Issue Deed have the power to do so;
c)	All company authorizations necessary to enter into this Issue Deed and to comply with all obligations assumed in this Issue Deed were obtained and are currently valid, effective and in full force and effect;
d)	This Issue Deed constitutes the Issuer’s enforceable, valid and effective obligation;
e)	The Issuer’s Financial Statements on September 30, 2008 correctly represent the Issuer’s financial status on such dates and were duly prepared in compliance with the Good Accounting Practices accepted in Brazil;
f)	The Issuer, according to its understanding, is in compliance with the laws, regulations and administrative standards and determinations made by government agencies, autarchies and courts, applicable to conducting its business.

CLAUSE VIII – GENERAL PROVISIONS

8.1	Waiver: There is no presumption that any of the rights resulting from the present Deed have been waived. Thus, no delay, omission or generosity in exercising any right, option or remedy appropriate for the debenture holders due to any default by the Issuer shall prejudice the exercising of such rights, options or remedies, or shall be interpreted as constituted a waiver of the same or agreement with such default, or constitute novation or precedent in relation to any other default or delay.

8.2	Amendments: The present instrument as well as any terms and conditions related to the Debentures, whether or not essential, may only be amended with the approval of the debenture holders representing at least 50% of the Debentures in circulation.

8.3	Applicable Legislation and Court Jurisdiction: The present Deed shall be governed by the laws in the Federative Republic of Brazil, the court jurisdiction in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, is hereby elected to settle any doubts or controversies arising from this Deed, with express waiver of any other, however privileged.

THE PRESENT DEED IS SIGNED IN 2 (TWO) COPIES OF EQUAL CONTENT AND FORM IN THE PRESENCE OF THE UNDERSIGNED WITNESSES.

Rio de Janeiro, December 11, 2008

Signatures:

/s/ [Signature]

TELEMAR NORTE LESTE S.A.

WITNESSES:

/s/ Eduardo [illegible] Coelho

Name: Eduardo [illegible] Coelho

CPF/MF No.: 220.075.558-22

/s/ Marcella Abdelary

Name: Marcella Abdelary

CPF/MF No.: 00.984.207-88

TELEMAR NORTE LESTE S.A.

CNPJ 33.000.118/0001-79

Rua General Polidoro, 99, Bairro Botafogo

Rio de Janeiro, RJ, Brazil, CEP: 22280-0004

Date: 3/12/2009                                                      No. 0003

NON-CONVERTIBLE DEBENTURE SUBSCRIPTION BULLETIN

ISSUANCE CHARACTERISTICS

Private issue of 35,000 debentures not convertible into shares, in a Single Series from the 3rd Issuance, with a nominal unit price of R$100,000.00 (one hundred thousand reais) on the issue date of 12/11/2008, all registered, subordinated and not convertible into shares as per the decision by the AGE on 12/9/2008, in the total amount of R$3,500,000,000.00 (three billion and five hundred million reais), whose characteristics are set forth in the Issue Deed dated 12/11/2008.

SUBSCRIBER’S DATA

Company Name: 14 BRASIL TELECOM CELULAR S.A.				CNPJ No.: 05.423.963/0001-11
Address: ST SIA SUL – AREA ESPECIAL D				No. s/n		Additional: Block B Ground Floor Part A
District: Guara	CEP: 71.215-000	City: Brasilia	State		Country: Brazil

DEBENTURES SUBSCRIBED

ISSUANCE/SERIES	QUANTITY	UNIT SUBSCRIPTION PRICE	TOTAL AMOUNT TO PAY
3rd / Single	2,884.7635613	R$103,994.66	R$300,000,000.00

PAYMENT METHOD

In Current Account No.	Bank No.	Branch No.	Subscription Method CASH
4783-X	001	1755-8

The subscription credit amount should be made in the name of Telemar Norte Leste S/A – CNPJ 33.000.118/0001-79, by means of a TED bank operation.

I hereby declare for all due purposes that I am in agreement with the conditions expressed in the present bulletin, as well as informed about the Private Deed for the Third Private Debenture Issuance of a Subordinated Type by Telemar Norte Leste S/A on 12/11/2008.

Rio de Janeiro, March 12, 2009

/s/ [Signature]

14 BRASIL TELECOM CELULAR S.A.

CNPJ 05.423.963/0001-11

RECEIPT

We have received from the subscriber the amount of R$300,000,000.00 (three hundred million reais) for paying-in the amount indicated in this bulletin.	/s/ [Signature] TELEMAR NORTE LESTE S/A CNPJ 33.000.118/0001-79

TELEMAR NORTE LESTE S.A.

CNPJ 33.000.118/0001-79

Rua General Polidoro, 99, Bairro Botafogo

Rio de Janeiro, RJ, Brazil, CEP: 22280-0004

Date: 2/17/2009                                                     No. 0002

NON-CONVERTIBLE DEBENTURE SUBSCRIPTION BULLETIN

ISSUANCE CHARACTERISTICS

Private issue of 35,000 debentures not convertible into shares, in a Single Series from the 3rd Issuance, with a nominal unit price of R$100,000.00 (one hundred thousand reais) on the issue date of 12/11/2008, all registered, subordinated and not convertible into shares as per the decision by the AGE on 12/9/2008, in the total amount of R$3,500,000,000.00 (three billion and five hundred million reais), whose characteristics are set forth in the Issue Deed dated 12/11/2008.

SUBSCRIBER’S DATA

Company Name: BRASIL TELECOM PARTICIPAÇÕES S.A.				CNPJ No.: 02.570.688/0001-70
Address: ST SIA SUL – AREA ESPECIAL D				No. s/n		Additional: Block B Part B
District: Guara	CEP: 71.215-000	City: Brasilia	State		Country: Brazil

DEBENTURES SUBSCRIBED

ISSUANCE/SERIES	QUANTITY	UNIT SUBSCRIPTION PRICE	TOTAL AMOUNT TO PAY
3rd / Single	11,648.1162327	R$103.020,95	R$1,200,000,000.00

PAYMENT METHOD

In Current Account No.	Bank No.	Branch No.	Subscription Method CASH
4783-X	001	1755-8

The subscription credit amount should be made in the name of Telemar Norte Leste S/A – CNPJ 33.000.118/0001-79, by means of a TED bank operation.

I hereby declare for all due purposes that I am in agreement with the conditions expressed in the present bulletin, as well as informed about the Private Deed for the Third Private Debenture Issuance of a Subordinated Type by Telemar Norte Leste S/A on 12/11/2008.

Rio de Janeiro, February 17, 2009

/s/ [Signature]

BRASIL TELECOM PARTICIPAÇÕES S.A.

CNPJ 02.570.688/0001-70

RECEIPT

We have received from the subscriber the amount of R$1,2000,000,000.00 (one billion and two hundred million reais) for paying-in the amount indicated in this bulletin.	/s/ [Signature] TELEMAR NORTE LESTE S/A CNPJ 33.000.118/0001-79